BADAK III LNG SALES CONTRACT
                             SUPPLY AGREEMENT

     THIS AGREEMENT, made and entered into in Jakarta the 19th day of October, 1987, but effective as of the 19th day of March 1987, by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("Pertamina"), on the one hand, and ROY M. HUFFINGTON, INC. ("Huffco"), HUFFINGTON CORPORATION, VIRGINIA INTERNATIONAL COMPANY, VIRGINIA INDONESIA COMPANY, ULTRAMAR INDONESIA LIMITED, UNION
TEXAS
EAST KALIMANTAN LIMITED and UNIVERSE TANKSHIPS, INC. (herein referred to collectively as "Contractors" and individually as "Contractor"), on the other hand,

                                WITNESSETH

     WHEREAS, Contractors individually own or control all of the interest of "Contractors" in that certain Production Sharing Contract, dated August 8, 1968, as amended, by and between PN Pertambangan Minyak Nasional, predecessor of Pertamina as the Oil and Gas State Enterprise of the Republic of Indonesia, on the one hand, and Huffco and Virginia International Company (predecessors in interest to Contractors) on the other (such contract as heretofore and hereafter amended is herein referred to as the "Production Sharing Contract" and the area covered thereby is herein referred to as the "Huffco Contract Area"); and
     WHEREAS, pursuant to the Production Sharing Contract, each of Pertamina and Contractors is entitled to take and receive, sell and freely export its respective share of the natural gas produced and saved from the Huffco Contract Area (the percentage share of such natural gas to which each of Pertamina and Contractors is entitled, as determined under the Production Sharing Contract, is herein referred to as the "Production Sharing Percentage" of such party); and

     WHEREAS, the reserves of natural gas in the Huffco Contract Area exceed the reserves committed to be produced, supplied and delivered by Pertamina and Contractors to meet a portion of Pertamina's existing obligations under LNG sales contracts, LPG sales contracts, and domestic gas sales contracts; and

     WHEREAS, Pertamina, with assistance from Contractors, is constructing one additional liquefaction train at the natural gas liquefaction plant located at Bontang Bay, on the east coast of Kalimantan, Indonesia (as so expanded, the "Bontang Plant") which expansion will include construction of such additional port, utility, plant and other facilities as may be required; and

     WHEREAS, funds for the expansion of the liquefaction plant will be provided to Pertamina through financing of the cost of such expansion on terms mutually agreeable to Pertamina and Contractors which provide for the repayment of funds provided pursuant to such financing and the cost of such funds (repayment of funds and the cost of such funds are hereinafter referred to as "Financing Costs"); and

     WHEREAS, Pertamina and Contractors are parties to the Bontang LNG Processing Agreement dated as of July 1, 1983 (as from time to time amended, the "Processing Agreement"), which provides for the operation of the Bontang Plant and the payment of the costs of such operation (such costs as determined in accordance with the Processing Agreement are herein referred to as "Plant Operating Costs"); and

     WHEREAS, Pertamina and Contractors have agreed to use the Bontang Plant in part for the liquefaction of the Huffco Contract
Gas (as hereinafter defined) and the Other Contract Gas (as hereinafter defined); and

     WHEREAS, it is contemplated that additional LNG resulting from the increased capability of the Bontang Plant will be sold on the basis of the highest price and most favorable terms available for such LNG; and

     WHEREAS, Pertamina, in collaboration with Contractors and its production sharing contractors in the other contract areas in East Kalimantan (herein referred to as the "Other Contract Areas") has made arrangements for the sale and supply to Chinese Petroleum Corporation ("Buyer"), pursuant to the Badak III LNG Sales Contract dated March 19, 1987 (the "Badak III LNG Sales Contract"), of LNG produced from natural gas supplied from the Huffco Contract Area and the Other Contract Areas; and

     WHEREAS, Pertamina, in collaboration with Contractors and the production sharing contractors in the Other Contract Areas, has made arrangements for the transportation of LNG sold pursuant to the Badak III LNG Sales Contract in an LNG tanker chartered by Pertamina and the payment of costs respecting such transportation (herein referred to as "Transportation Costs"); and

     WHEREAS, Pertamina and each Contractor desire to supply and deliver natural gas from the Huffco Contract Area in support of the performance by Pertamina of its obligations under the Badak III LNG Sales Contract; and

     WHEREAS, each Contractor desires to dispose of its Production Sharing Percentage of the Huffco Contract Gas (as hereinafter defined) in accordance with the terms of this Agreement,

     NOW, THEREFORE, the parties agree as follows:

ARTICLE 1

     This Agreement shall be effective as above first stated and shall terminate on the date the Badak III LNG Sales Contract terminates.

ARTICLE 2

     2.1 The total quantity of net natural gas required to be supplied and delivered out of recoverable reserves of natural gas in East Kalimantan for liquefaction and sale as LNG under the Badak III LNG Sales Contract is estimated to be 1.643 trillion standard cubic feet ("t.s.c.f."): such quantity is herein referred to as the "Badak III Base Net Gas Requirement". The Badak III Base Net Gas Requirement is based on the "Fixed Quantities" of LNG which Buyer is initially committed to purchase under the Badak III LNG Sales Contract. In addition to such Fixed Quantities, further quantities of LNG may be required under the Badak III LNG Sales Contract for such purposes as cool-down cargoes, LNG which Buyer has an option or obligation to purchase as additions or adjustments to Fixed Quantities and "Additional LNG" which may be purchased from time to time. The additional quantities of net natural gas, estimated not to exceed 0.395 t.s.c.f., required to be supplied for liquefaction and sale in respect of such further amounts of LNG is herein called the "Badak III Additional Net Gas Requirement". "Fixed Quantities", "Fixed Quantity Period" and "Additional LNG", as used above, shall have the meanings defined in the Badak III LNG Sales Contract.

     2.2 Pertamina and Contractors hereby commit and agree to supply and deliver from recoverable reserves of natural gas in the Huffco Contract Area sufficient natural gas (and LNG resulting from the liquefaction thereof) to meet a portion of the Badak III Base Net Gas Requirement and the Badak III Additional Net Gas Requirement over the term of this Agreement consisting of 0.603 t.s.c.f., or 29.6004% thereof, subject to adjustment provided in
Section 2.4. Such quantities of net natural gas committed to be supplied pursuant to this Agreement are herein referred to as the "Huffco Contract Gas", and the above-stated percentage is herein referred to as the "Producers' Percentage".

     2.3 To meet the balance of the Badak III Base Net Gas Requirement and the Badak III Additional Net Gas Requirement constituting 1.435 t.s.c.f., subject to adjustment as provided in
Section 2.4, sufficient natural gas (and LNG resulting from the liquefaction thereof) will be committed for supply and delivery by Pertamina and its production sharing contractors from recoverable reserves of natural gas in the Other Contract Areas by separate supply agreements, similar hereto and compatible herewith, executed and delivered concurrently herewith (such amounts are herein collectively referred to as the "Other Contract Gas").

     2.4 The amounts of net natural gas constituting the Huffco Contract Gas and the Other Contract Gas are part of the estimates of proved recoverable reserves of natural gas as certified by the independent petroleum consultant firm of DeGolyer and MacNaughton in written statements dated on or before April 10, 1986, based on data available on January 31, 1986.

     The figures for the Huffco Contract Gas, the Other Contract Gas and the Producers' Percentage set forth in Sections 2.2 and 2.3 are based on data available as of the date of execution of this Agreement. Such figures shall be adjusted to take into account more accurate data in respect of the various supply sources with regard to:

     (a)  field shrinkage;
     (b)  past and future flare and fuel use;
     (c)  CO2 and other inert content;
     (d)  plant condensate.

     2.5  Upon completion of the adjustments provided for in
Section 2.4, but not later than the date of loading the initial cargo of LNG for delivery under the Badak III LNG Sales Contract, Pertamina and Contractors shall execute a memorandum supplemental to this Agreement confirming the quantity of the Huffco Contract Gas and the Other Contract Gas and the Producers' Percentage.

ARTICLE 3

     The Huffco Contract Gas and the Other Contract Gas may be produced from different fields at times and production rates which may change from time to time during the term hereof so as to secure the optimal ultimate recovery of natural gas. The supply of natural gas from the Huffco Contract Area and the Other Contract Areas will be coordinated among Pertamina, Huffco and the operators of the Other Contract Areas so as to conserve and permit full utilization of such natural gas. The sources of supply, producing rates, quality of gas, metering and related matters shall be matters for study by the East Kalimantan Gas Reserves Management Committee, consisting of representatives from Pertamina, Huffco, Total Indonesie and Unocal Indonesia, Ltd.

ARTICLE 4

     4.1 Pertamina shall be responsible for the due and prompt administration of the Badak III LNG Sales Contract for the benefit of Pertamina and Contractors. All matters which affect the Badak III LNG Sales Contract or the sale and delivery of LNG thereunder will be administered by a representative to be appointed by Pertamina and the representative appointed by Contractors under
Article 8. It is understood, however, that it will be necessary from time to time for Pertamina, as seller, to take certain administrative and operational actions without prior consultation where immediate action is required. Contractors will be promptly advised of such action.

     4.2 Pertamina and Contractors agree to consult with each other freely on all matters relating to the Badak III LNG Sales Contract. Pertamina and Contractors shall confer and agree as to any amendment to the Badak III LNG Sales Contract or to any permitted action or election thereunder which constitutes a material adjustment in the quantities of LNG to be sold and delivered thereunder or change in the terms thereof. At the request of any party hereto, a memorandum evidencing such agreement shall be prepared as soon as feasible and signed by each party hereto.

ARTICLE 5

     5.1 Pertamina will cause the LNG resulting from the liquefaction of the Huffco Contract Gas and the Other Contract Gas to be transported by LNG tanker from the Bontang Plant and delivered to Buyer at the "Delivery Point" as defined in the Badak III LNG Sales Contract. Title to each Contractor's share of LNG extracted from the Huffco Contract Gas shall pass to Pertamina eo instante with the passage of title from Pertamina to Buyer.

     5.2 At the time of delivery of each cargo of LNG to Buyer at the Delivery Point, Pertamina will furnish Contractors with appropriate documentation to evidence the quantity and quality thereof, together with copies of the invoices to Buyer covering such shipment. Pertamina will also furnish to Contractors a copy of each invoice or billing delivered to Buyer on account of (a) take-or-pay, (b) interest or (c) other payment obligation of Buyer under the Badak III LNG Sales Contract, concurrently with its being furnished to Buyer. Calculation of the "Contract Sales Price" under the Badak III LNG Sales Contract, the amount of sales invoices and other billings to Buyer, and any adjustments, shall be reviewed and approved by Pertamina and Contractors prior to presentation to Buyer.

ARTICLE 6

     6.1 The amounts to be paid to each Contractor for its share of the LNG resulting from the liquefaction of natural gas to be supplied under this Agreement shall be its Production Sharing
Percentage of the Producers' Percentage of the sum of:

          (a) all amounts to be paid by Buyer to Pertamina for LNG sold and delivered under the Badak III LNG Sales Contract;

          (b) all other amounts which Buyer shall become obligated to pay pursuant to the Badak III LNG Sales Contract including, without limitation, amounts payable:
               (i) on account of LNG required to be taken but which is not taken by Buyer;

               (ii) pursuant to Paragraph 2 of the letter between Pertamina and Buyer of even date with the Badak III LNG Sales Contract for deposit in the Disputed Force Majeure Account under the Disputed Force Majeure Account Agreement dated March 19, 1987 (herein referred to as the "Disputed Force Majeure Account Agreement") which amounts are subsequently distributable to Pertamina pursuant to such letter and agreement; and

               (iii) for interest accruing on overdue invoice payments or pursuant to Paragraphs 2(b) and
                       (c) of the letter referred to in (ii)
                       above;

          (c) amounts payable by insurers in respect of LNG resulting from the liquefaction of the Huffco Contract Gas and the Other Contract Gas; and

          (d) interest earned on any of the amounts referred to in this Section 6.1.

     6.2 In order to arrange for the receipt by each Contractor of the payments to which such Contractor is entitled under Section 6.1, Pertamina hereby assigns to each Contractor that Contractor's Production Sharing Percentage of the Producers' Percentage of all amounts referred to in Section 6.1.

     6.3 Throughout the term of this Agreement, all payments referred to in Section 6.1, except as otherwise provided in paragraph 2 of the letter referred to in Section 6.1(b)(ii), shall be paid in U.S. Dollars, directly to Continental Bank International in New York City (or such other leading bank in the United States as shall be selected by Pertamina and approved by Contractors) pursuant to a Trustee and Paying Agent Agreement, the parties to which shall be Pertamina, Contractors, the production sharing contractors in the Other Contract Areas and the Trustee thereunder. Pertamina shall instruct Chemical Bank (or any successor bank under the Disputed Force Majeure Account Agreement) in writing to the effect that all amounts distributable by such bank to Pertamina pursuant to Section 5 of the Disputed Force Majeure Account Agreement shall be paid by such bank to Continental Bank International (or its "Successor") pursuant to the said Trustee and Paying Agent Agreement. Cargo insurance policies covering LNG transported for sale under the Badak III LNG Sales Contract shall specify that all proceeds shall be paid to Continental Bank International (or its "Successor") pursuant to said Trustee and
Paying Agent Agreement.   The said Trustee and Paying Agent
Agreement shall provide that amounts received by the Trustee shall be used for payment of Financing Costs, Transportation Costs, Plant Operating Costs and other costs approved by Pertamina and Contractors. Amounts received by the Trustee, to the extent that they are not used for payment of the costs referred to in the preceding sentence, shall, insofar as they are applicable to the Huffco Contract Gas, be disbursed to Pertamina and each Contractor in accordance with its Production Sharing Percentage at a bank or banks of its choice.

     6.4 (a) The right of Contractors to the payments provided for in this Article 6 shall extend throughout the term of this Agreement and shall not be affected by the production rates or sources of natural gas supplied from the Huffco Contract Area or the Other Contract Areas from time to time during the term hereof.

          (b) If the quantities of net natural gas produced from the Huffco Contract Area and delivered pursuant to this Agreement exceed in the aggregate the quantity of the Huffco Contract Gas, the Producers' Percentage (and the revenues to be paid to Pertamina and Contractors hereunder) will not be increased, except in the event of an occurrence contemplated in Section 6.4(d), and Contractors, together with Pertamina, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net natural gas from reserves in the Other Contract Areas equal to such excess quantities.

          (c) If the quantities of net natural gas produced from the Huffco Contract Area and delivered pursuant to this Agreement are in the aggregate less than the quantity of the Huffco Contract Gas, the Producers' Percentage (and the revenues to be paid to Pertamina and Contractors hereunder) will not be reduced, except in the event of an occurrence contemplated in Section 6.4(d), and the production sharing contractors in the Other Contract Areas, together with Pertamina, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net natural gas from reserves in the Huffco Contract Area equal to excess quantities delivered from sources within the Other Contract Areas.

          (d) If an insufficiency of deliverable reserves of natural gas shall occur which precludes the delivery from participating fields within the Huffco Contract Area or from participating fields within either or both of the Other Contract Areas of the aggregate amount of natural gas committed therefrom pursuant to this Agreement or to one or both of the supply agreements referred to in Section 2.3 over the term thereof, then such insufficiency shall be delivered from participating fields within the area(s) not experiencing an insufficiency of deliverable reserves and the Producers' Percentage shall thereupon be adjusted (together with a corresponding adjustment to the Huffco Contract
Gas) to reflect the revised share of the net natural gas in support of Pertamina's obligations under the Badak III LNG Sales Contract which will be supplied and delivered from the Huffco Contract Area over the term hereof, such adjustment in the Producers' Percentage to apply only to payments provided for in this Article 6 received after the date thereof. The procedure for determining (a) an insufficiency in deliverable reserves, (b) the allocation between the Huffco Contract Area and one of Other Contract Areas of the right to supply any deficiency in deliveries of the Other Contract Gas or the allocation between the Other Contract Areas of the right to supply any deficiency in deliveries of the Huffco Contract Gas, and (c) the calculation of the future Producers' Percentage shall be made in accordance with principles to be decided upon by Pertamina.

ARTICLE 7

     ALL DISPUTES ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE FINALLY SETTLED BY ARBITRATION CONDUCTED IN THE ENGLISH LANGUAGE IN PARIS, FRANCE, BY THREE ARBITRATORS UNDER THE RULES OF
ARBITRATION OF THE INTERNATIONAL CHAMBER OF COMMERCE.
JUDGMENT
UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, OR APPLICATION MAY BE MADE TO SUCH COURT FOR A JURIDICAL ACCEPTANCE OF THE AWARD AND AN ORDER OF ENFORCEMENT,
AS
THE CASE MAY BE.

     THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES

OF AMERICA.

ARTICLE 8

     Huffco is designated representative by Contractors for performance on behalf of Contractors of their obligation under
Section 4.1 and for the giving of notices, responses or other communications to and from Contractors under this Agreement. Such representative may be changed by written notice to such effect from Contractors to Pertamina.

ARTICLE 9

     Any notices to the parties shall be in writing and sent by mail or telex to the following addresses:

     To Pertamina:

     PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
     (PERTAMINA)
     Jalan Medan Merdeka Timur 1 A
     Jakarta, Indonesia
     Attention:  Head of BKKA
     Cable:  PERTAMINA, Jakarta, Indonesia
     Telex:  PERTAMINA, 44134 Jakarta
     Telecopy:  5200834


     To Contractors:

     HUFFCO INDONESIA
     6th Floor, Kuningan Plaza
     South Tower
     JL.H.R. Rasuna Said Kav. C11-14
     P.O. Box 2828
     Jakarta Selatan, Indonesia
     Attention:  President
     Cable:  Huffco
     Telex:  79644421
     Telecopy:  5200174 or 3800037

          cc:  Roy M. Huffington, Inc.
               InterFirst Plaza
               1100 Louisiana
               P.O. Box 4455
               Houston, Texas 77210
               U.S.A.
               Attention:  President
               Telex:  762-810
               Telecopy:  (713) 651-0104


A party may change its address by written notice to the other parties.

ARTICLE 10

     10.1 This Agreement shall not be amended or modified except by written agreement signed by the parties hereto.

     10.2 This Agreement shall inure to the benefit of, and be binding upon, Pertamina and each Contractor, their respective successors and assigns, provided that this Agreement shall be assignable by a Contractor only if such Contractor concurrently assigns to the same assignee an equal interest in the Production Sharing Contract.

     10.3 The parties to this Agreement shall be the only persons or entities entitled to enforce the obligations hereunder of the other parties hereto, and no persons or entities not parties to this Agreement shall have the right to enforce any of the obligations hereunder of any of the parties hereto.


     IN WITNESS WHEREOF, Pertamina and Contractors have caused their duly authorized representatives to execute this Agreement on the day and year first written above, but effective as of March 19, 1987.

PERUSAHAAN PERTAMBANGAN MINYAK     CONTRACTORS:
DAN GAS BUMI NEGARA (PERTAMINA)
                                   ROY M. HUFFINGTON, INC.



BY ___________/s/______________    BY ________/s/__________


                                   HUFFINGTON CORPORATION



                                   BY _________/s/_________


                                   VIRGINIA INTERNATIONAL COMPANY



                                   BY __________/s/_________


                                   VIRGINIA INDONESIA COMPANY



                                   BY ___________/s/_________


                                   ULTRAMAR INDONESIA LIMITED



                                   BY ___________/s/_________


                                   UNION TEXAS EAST KALIMANTAN
                                   LIMITED



                                   BY ___________/s/__________


                                   UNIVERSE TANKSHIPS, INC.



                                   BY ___________/s/__________